CONVERTBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (this "**Agreement**") is made as of the _~~xx~~_ 12th day of April, 2019 ("**Effective Date**"), by and among _Yosef Ram_, having an address at _19 Israel Galili St. Ramat Hasharon 47224, ISRAEL__ (the "**Lender**"), Orgenesis Maryland Inc., corporation formed pursuant to the laws of the State of Maryland (the "**Borrower**"), and solely for the purposes of Section 6, Orgenesis, Inc., a corporation formed pursuant to the laws of the State of Nevada ("**Orgenesis**" and together with the Borrower and the Lender, each a "**Party**" and together the "**Parties**").

WHEREAS, the Lender desires to lend to the Borrower, and the Borrower desires to receive from the Lender, an aggregate amount of US$500,000 (the "**Loan Amount**") pursuant to the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Reserved.

2. Loan; Closing.

(a) Terms of Loan. The Lender shall lend the Borrower, and the Borrower shall borrower from the Lender, the Loan Amount. The Loan Amount shall bear a simple interest rate of six percent (6%) per annuum (based upon a 365-day year). Unless otherwise converted into equity pursuant to the terms of this Agreement, the Loan Amount, and all accrued but unpaid interest thereon, shall become due and payable on the second anniversary of the Effective Date (the "**Maturity Date**") without any action required from the Lender. The Maturity Date may be extended by the Lender in the Lender's sole and absolute discretion and any such extension(s) shall be in writing signed by both Parties. The Loan Amount may be prepaid by the Borrower in whole or in part at any time with the prior written approval of the Lender (such approval to be in the Lender's sole and absolute discretion).

(b) The Closing. The closing of this transaction shall take place on or after the Effective Date, or such other date, time and place as the Lender and the Borrower shall agree upon in writing (the "**Closing**"). At the Closing, the Lender and the Borrower shall each deliver a fully executed version of this Agreement to the other Party and the Lender shall transfer the Loan Amount by wire to the bank account of the Borrower in accordance with wiring instructions provided by the Borrower to the Lender prior to the Closing.

3. Use of Proceeds. The Borrower shall use the Loan Amount to complete the development activities and additional activities as may be required from time to time (the "**Purpose**").

4. Events of Default.

(a) The following shall constitute events of default (each an "**Event of Default**"):

i. default shall be made in the payment of any installment of principal or interest on Loan Amount or any other sum secured hereby when due and the Borrower fails to cure such default within ten (10) days after written notice of default is sent to the Borrower;

ii. there is a material default by the Borrower in the observance or performance of any non-monetary covenant or agreement contained herein and the Borrower fails to cure such default within thirty (30) days after written notice of default is sent to the Borrower (or within such other longer time period as may be therein specifically provided);

iii. failure of the Borrower to comply in any way with the obligations, terms, covenants or conditions contained in this Agreement, or breach by the Borrower of any obligations, covenant, representation or warranty contained in this Agreement that is not cured within thirty (30) days from the date the Lender delivers notice of such failure or breach to the Borrower;

iv. filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Borrower, which filing or proceeding, is not dismissed within sixty (60) days after the filing or commencement thereof, or if the Borrower shall cease or suspend the conduct of its usual business or if the Borrower shall become, or in light of its usual business conditions is likely to become, insolvent and is unable to pay its debts or liabilities as they fall due;

v. a petition to a court of competent jurisdiction shall be filed for the entry of an order, judgment or decree approving a petition filed against the Borrower seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such petition shall remain unvacated or not removed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof or rejected by such court; or any trustee, receiver or liquidator of the Borrower or of all or any part of the assets, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of the Borrower and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

vi. a writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the Assets, or any judgment involving monetary damages shall be entered against the Borrower which shall become a lien on the Assets or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy; or

vii. the Borrower ceases or threatens to cease to carry on its business; or

viii. the Borrower admits its inability to pay its debts upon their falling due.

(b) If, at any time, an Event of Default shall occur, all obligations under this Agreement shall become immediately due and payable without presentment, demand or protest, all of which are hereby waived by the Borrower.

5. Representations and Warranties. The Borrower represents and warrants to the Lender

(and to the extent identified below, the Lender represents and warrants to the Borrower) as follows:

(a) The Borrower is duly formed, validly existing and in good standing under the laws of the State of Maryland, USA. The Borrower has full power and authority to consummate the transactions contemplated hereunder, and the consummation of such transactions and the performance of this Agreement by the Borrower does not violate the provisions of any applicable law, and will not result in any material breach of, or constitute a material default under any agreement or instrument to which the Borrower is a party or under which the Borrower is bound.

(b) The execution and performance of this Agreement by the Borrower has been duly authorized by all necessary actions. This Agreement has been duly executed and delivered by the Borrower and the Lender and this Agreement is the legal, valid, and binding obligation of the Borrower and the Lender, and is fully enforceable against the Borrower and the Lender according to its terms.

(c) All of the shares of the Borrower to be issued to the upon the conversion of the Outstanding Amount (as defined below) shall be, when issued, duly authorized, validly issued, fully paid, non-assessable free and clear of all liens, pledges, security interests, charges and encumbrances.

(d) There is no existing lien, encumbrance, security interest, indebtedness, mortgage or third party rights of any kind that are, or could be, ranked senior in nature to the Outstanding Amount.

6. Conversion of Loan Amount.

(a) The Loan Amount, and any and all accrued but unpaid interest thereon (collectively, the "**Outstanding Amount**"), shall be convertible as follows:

i. the Lender shall be entitled, at any time prior to or on the Maturity Date, by written notice to the Borrower and Orgenesis, to convert the Outstanding Amount, in whole or in part, into: (x) shares of Common Stock (or the equivalent thereof) of the Borrower then outstanding, at a conversion price equal to the Borrower's valuation of $50 million (including shares underlying all outstanding options, warrants, and other convertible securities, but excluding the shares of equity securities of the Borrower issuable upon the conversion of the Outstanding Amount) ("the Borrower's Fully-Diluted Capitalization"). The shares issued upon said conversion shall have all preferential and associated rights with said class and shall be identical in all terms except for said price; or (y) units of (1) shares of common stock of Orgenesis at a conversion price per share equal to US$7.00 and (2) a Warrant to purchase an equal number of additional shares of Orgenesis common stock at a price of US$7.00 per share.

In the event the closing price of Orgenesis' Common Stock on Nasdaq Capital Market (or other national stock exchange or market on which the Common Stock is then listed or quoted) equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits, as described herein) for ten (10) consecutive trading days (a "**Conversion Event**"), then the Lender must convert the Outstanding Amount into shares of the Borrower or shares of Common Stock of Orgenesis in his discretion at the applicable conversion price set forth in Section 6(a)(i). Orgenesis shall notify the Lender of a Conversion Event and the Lender shall notify the Borrower and Orgenesis into which shares the Lender wishes to convert the Outstanding Amount within five (5) days from receipt of notice of a Conversion Event from Orgenesis.

All warrants issued to the holder of the Note in connection with the conversion of the Outstanding Amount into Units, are subject to a mandatory conversion wherein the Company shall have the right to require the Lender to exercise all or any portion of the warrant that is still unexercised for a cash exercise when the Company's Common Stock on the Nasdaq capital market equals or exceeds $15.00 per share for

ten consecutive trading days. Orgenesis may exercise its right to require this exercise by giving the investor written notice of the exercise through delivery of the Mandatory Exercise Notice.

(b) In the event the Outstanding Amount is converted pursuant to Sections 6(a)(i), the Lender shall surrender this Agreement to the Borrower and this Agreement shall be thereupon cancelled. As soon as practicable, and at its expense, the Borrower shall issue and deliver to the Lender, (or Orgenesis as the case may be), a certificate or certificates representing the number of shares of capital stock of the Borrower to which the Lender (or Orgenesis as the case may be) is entitled upon such conversion.

(c) No fractional shares shall be issued upon the conversion of the Loan Amount and any and all accrued but unpaid interest thereon. In the Lender's sole discretion, the Borrower shall either pay to the Lender in cash the unconverted amount that would otherwise be converted into such factional share or interest or round the shares being issued upon conversion up to the nearest whole number.

(d) The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of capital stock for the sole purpose of issuance upon conversion of the Outstanding Amount under this Agreement, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender and/or Orgenesis. The Borrower covenants that all shares of capital stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(e) The issuance of shares of capital stock on conversion of the Outstanding Amount shall be made without charge to the Lender (or Orgenesis as the case may be) for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such shares upon conversion.

(f) Within six (6) months from the Effective Date, the Lender shall have the option to request that the Borrower repay all or part of the Loan Amount together with accrued interest. The Borrower shall repay such amount within ninety (90) days of receipt of such prepayment request.

7. <u>Waiver; Non-Negotiable</u>. The Borrower, for itself and each of its legal representatives, hereby waives presentment for payment, demand, right of setoff, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Agreement, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the obligations under this Agreement. This Agreement is non-negotiable.

8. <u>Further Assurances</u>. The Parties shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement.

9. <u>Miscellaneous.</u>

(a) <u>Entire Agreement; Amendments</u>. This Agreement constitutes the entire understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior written and oral understandings of such parties with regard thereto; provided that the JV Agreement (and any agreements entered into pursuant thereto) shall survive in full force and effect following the Effective Date. This Agreement may be modified, amended, or any term hereof waived with the written consent of the Borrower, Orgenesis and the Lender. Any amendment effected in accordance with this Section 9(a) shall be binding upon all Parties and their respective successors and assignees.

(b) Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent courts of the State of New York, and each of the Parties hereby submits irrevocably to the jurisdiction of such court.

(c) Notices. All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger. Any notice sent in accordance with this Agreement shall be effective (i) if mailed, seven (7) business days after mailing to the address set forth each Party's signature below, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt. Additionally, a copy of each notice sent or delivered to Orgenesis (which does not constitute a notice) shall be sent or delivered to Mark Cohen, Pearl Cohen Zedek Latzer LLP, 1500 Broadway, 12th Floor, New York, NY 10036.

(d) Assignment; Waiver. This Agreement may not be assigned by the Borrower without the prior written consent of the Lender. The Lender may assign this Agreement without the prior written consent of the Borrower, provided, however, that the Lender shall not eb entitled to assign this Agreement without the prior written consent of Orgenesis. This Agreement shall be binding upon the successors, assigns and representatives of each Party. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

(e) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Convertible Loan Agreement as of the date first above written.

THE LENDER

Yosef Ram

____

THE BORROWER

Orgenesis Maryland Inc.

By: ______________________
Name: Vered Caplan
Title: CEO
Address: 20271 Goldenrod Lane
Germantown, Maryland 20876 USA

ORGENESIS INC.

By: ______________________
Name: Vered Caplan
Title: Chief Executive Officer
Address: 20271 Goldenrod Lane
Germantown, Maryland 20876 USA